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The Chase Manhattan Bank                               Neila B. Radin
Legal Department                                       Senior Vice President and
270 Park Avenue                                        Associate General Counsel
New York, New York  10017-2070
                                                       March 3, 2000
The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017

          Re:  Registration Statement on Form S-8

Dear Sirs:

      I have acted as counsel to The Chase Manhattan Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 20,000,000 shares of Common Stock, $1 par value per share, of the Company (the "Shares"), that may be issued upon exercise of options granted pursuant to The Chase Manhattan Corporation 1996 Long-Term Incentive Plan and its predecessor plan, the Chemical Banking Corporation Long-Term Stock Incentive Plan (the "Plans").

      In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that, when the Registration Statement has become effective under the Act and when the Company has received the consideration to be received for the Shares and the Shares have been issued in accordance with the provisions of the applicable Plan, the Shares will be duly authorized, validly issued and fully paid and non-assessable shares of the Company's Common Stock, $1 par value per share.

      I hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,



                                               /s/Neila B. Radin
                                             -----------------------------
                                                  Neila B. Radin
                                                  Senior Vice President and
                                                  Associate General Counsel